Exhibit 99.1

NEWS RELEASE
Construction Partners, Inc. Announces Fiscal 2021 Third Quarter Results
Company Reports Record Backlog of $823 Million
Company Revises FY 2021 Outlook Ranges
DOTHAN, AL, August 6, 2021 – Construction Partners, Inc. (NASDAQ: ROAD) (“CPI” or the “Company”), a vertically integrated civil infrastructure company specializing in the construction and maintenance of roadways across five southeastern states, today reported financial and operating results for the fiscal quarter ended June 30, 2021.
Fred J. (Jule) Smith, III, the Company’s President and Chief Executive Officer, said, “Our business performed very well in the quarter, generating top-line revenue growth of more than 20% versus the comparable prior year quarter. Across our footprint, we continued to win new project work, and importantly, we grew backlog to a record $823 million by the end of the third quarter. This growth of backlog, combined with a bright outlook for infrastructure funding at both the state and federal levels, has compelled us to invest this fiscal year in our people and technology to prepare for and support future growth. While this investment for future growth adversely impacts profitability in the short term, we see these investments as vital as we continue to scale the business and grow through organic expansion and acquisition opportunities.”
Revenues for the third fiscal quarter of 2021 were $261.7 million, an increase of 20.6% compared to the third fiscal quarter of last year. Gross profit was $36.6 million in the third fiscal quarter of 2021, compared to $36.9 million in the third fiscal quarter of last year.
General and administrative expenses were $23.2 million for the third fiscal quarter of 2021, compared to $16.9 million in the third fiscal quarter of last year. The increase in general and administrative expenses was primarily due to additional payroll costs associated with acquisitions completed during fiscal 2021, as well as compensation-related initiatives.
Net income was $9.3 million for the third fiscal quarter of 2021, compared to net income of $15.8 million in the third fiscal quarter of last year.
Adjusted EBITDA(1) for the third fiscal quarter of 2021 was $29.0 million, compared to $32.0 million for the third fiscal quarter of last year.
Project backlog was $822.9 million at June 30, 2021, compared to $651.2 million at June 30, 2020 and $773.3 million at March 31, 2021.
Smith continued, “Customer demand, project funding, and bidding activity remained strong throughout the quarter. However, similar to many construction and infrastructure businesses, we experienced project delays due to supply chain and labor constraints affecting CPI operations as well as our subcontractors and vendors. While CPI has a stable and experienced local workforce in our markets and strong purchasing power across our company, we are not immune to these current industry constraints. We believe supply chain disruptions will subside in the coming quarters as we move through fiscal 2022. Today, we have revised our fiscal 2021 financial outlook to reflect these transitory issues; however, our long-term growth strategy remains firmly intact.”
Revised Fiscal Year 2021 Outlook
The Company revised its outlook for fiscal year 2021 with regard to revenue, Adjusted net income and Adjusted EBITDA, as follows:
•Revenue of $940 million to $960 million, compared to the prior range of $950 million to $1.0 billion. Revenue for fiscal year 2020 was $785.7 million.
•Adjusted net income(1) of $36.9 million to $38.4 million, compared to the prior range for net income of $42.0 million to $46.5 million. Net income for fiscal year 2020 was $40.3 million.
(1) Adjusted net income (loss) and Adjusted EBITDA are financial measures not presented in accordance with generally accepted accounting principles (“GAAP”). Please see “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

•Adjusted EBITDA(1) of $105.0 million to $108.3 million, compared to the prior range of $109.0 million to $118.0 million. Adjusted EBITDA for fiscal year 2020 was $98.4 million.
Ned N. Fleming, III, the Company’s Executive Chairman, stated, “CPI generated strong growth in the quarter and continues to prudently invest in the right people, processes and technology to further strengthen and support a robust, yet disciplined, growth plan. Earlier this week, we announced meaningful acquisition transactions within our existing states, thereby expanding our relative market share across our footprint. We also focused on and enhanced our vertical integration strategy in both Alabama and North Carolina. As a significant consolidator in what continues to be a highly fragmented industry, we are maintaining momentum through important, strategic acquisitions that provide us with quality companies and people. Despite short-term headwinds, we expect to carry on with a successful execution of our long-term strategy of enhancing shareholder value in our Company.”
Conference Call
The Company will conduct a conference call today at 9:00 a.m. Central Time to discuss financial and operating results for the quarter ended June 30, 2021. To access the call live by phone, dial (412) 902-0003 and ask for the Construction Partners call at least 10 minutes prior to the start time. A telephonic replay will be available through August 13, 2021 by calling (201) 612-7415 and using passcode 13720630#. A webcast of the call will also be available live and for later replay on the Company’s Investor Relations website at www.constructionpartners.net.
About Construction Partners, Inc.
Construction Partners, Inc. is a vertically integrated civil infrastructure company operating across five southeastern states, with 52 hot-mix asphalt plants, 14 aggregate facilities and one liquid asphalt terminal. Publicly funded projects make up the majority of its business and include local and state roadways, interstate highways, airport runways and bridges. The majority of the Company’s public projects are maintenance-related. Private sector projects include paving and sitework for office and industrial parks, shopping centers, local businesses and residential developments. To learn more, visit www.constructionpartners.net.
Cautionary Note Regarding Forward-Looking Statements
Certain statements contained herein that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “project,” “outlook,” “believe” and “plan.” The forward-looking statements contained in this press release include, without limitation, statements related to financial projections, future events, business strategy, future performance, future operations, backlog, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Important factors could cause actual results to differ materially from those expressed in the forward-looking statements, including, among others: our ability to successfully manage and integrate acquisitions; failure to realize the expected economic benefits of acquisitions, including future levels of revenues being lower than expected and costs being higher than expected; failure or inability to implement growth strategies in a timely manner; declines in public infrastructure construction and reductions in government funding, including the funding by transportation authorities and other state and local agencies; risks related to our operating strategy; competition for projects in our local markets; risks associated with our capital-intensive business; government requirements and initiatives, including those related to funding for public or infrastructure construction, land usage and environmental, health and safety matters; unfavorable economic conditions and restrictive financing markets; our ability to obtain sufficient bonding capacity to undertake certain projects; our ability to accurately estimate the overall risks, requirements or costs when we bid on or negotiate contracts that are ultimately awarded to us; the cancellation of a significant number of contracts or our disqualification from bidding for new contracts; risks related to adverse weather conditions; our substantial indebtedness and the restrictions imposed on us by the terms thereof; our ability to maintain favorable relationships with third parties that supply us with equipment and essential supplies; our ability to retain key personnel and maintain satisfactory labor relations; property damage, results of litigation and other claims and insurance coverage issues; risks related to our information technology systems and infrastructure; our ability to maintain effective internal control over financial reporting; risks from the COVID-19 pandemic, and the risks, uncertainties and factors set forth under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and its subsequently filed Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable law.

Contacts:
Rick Black / Ken Dennard
Dennard Lascar Investor Relations
ROAD@DennardLascar.com
(713) 529-6600
- Financial Statements Follow –

Construction Partners, Inc.
Consolidated Statements of Income
(unaudited, in thousands, except share and per share data)

	For the Three Months Ended June 30,		For the Nine Months Ended June 30,
	2021	2020	2021	2020
Revenues	$261,656	$217,041	$631,697	$561,034
Cost of revenues	225,039	180,155	546,414	480,217
Gross profit	36,617	36,886	85,283	80,817
General and administrative expenses	(23,195)	(16,852)	(67,754)	(50,786)
Gain on sale of equipment, net	835	390	1,177	1,134
Operating income	14,257	20,424	18,706	31,165
Interest expense, net	(568)	(575)	(1,334)	(2,690)
Other income (expense)	252	251	661	360
Income before provision for income taxes and earnings from investment in joint venture	13,941	20,100	18,033	28,835
Provision for income taxes	(4,600)	(4,772)	(5,767)	(6,622)
Earnings (loss) from investment in joint venture	(1)	419	10	532
Net income	$9,340	$15,747	$12,276	$22,745

Net income per share attributable to common stockholders:
Basic	$0.18	$0.31	$0.24	$0.44
Diluted	$0.18	$0.30	$0.24	$0.44

Weighted average number of common shares outstanding:
Basic	51,686,735	51,489,211	51,620,143	51,489,211
Diluted	51,864,403	51,646,385	51,726,994	51,623,627

Construction Partners, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	June 30,	September 30,
	2021	2020
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$134,468	$148,316
Contracts receivable including retainage, net	164,305	131,770
Costs and estimated earnings in excess of billings on uncompleted contracts	15,770	7,873
Inventories	50,841	38,561
Prepaid expenses and other current assets	7,967	5,041
Total current assets	373,351	331,561

Property, plant and equipment, net	296,697	237,230
Operating lease right-of-use assets	6,661	7,383
Goodwill	78,444	46,348
Intangible assets, net	5,134	3,224
Investment in joint venture	108	198
Other assets	6,591	1,784
Deferred income taxes, net	386	386
Total assets	$767,372	$628,114
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$82,817	$64,732
Billings in excess of costs and estimated earnings on uncompleted contracts	31,555	33,704
Current portion of operating lease liabilities	1,501	2,046
Current maturities of debt	10,000	13,000
Accrued expenses and other current liabilities	25,684	22,347
Total current liabilities	151,557	135,829
Long-term liabilities:
Long-term debt, net of current maturities	188,591	79,053
Operating lease liabilities, net of current portion	5,320	5,554
Deferred income taxes, net	14,003	14,003
Other long-term liabilities	8,228	8,480
Total long-term liabilities	216,142	107,090
Total liabilities	367,699	242,919
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001; 10,000,000 shares authorized at June 30, 2021 and September 30, 2020 and no shares issued and outstanding	—	—
Class A common stock, par value $0.001; 400,000,000 shares authorized, 36,506,570 shares issued and outstanding at June 30, 2021, and 33,875,884 shares issued and outstanding at September 30, 2020	36	34
Class B common stock, par value $0.001; 100,000,000 shares authorized, 18,708,860 shares issued and 15,785,908 outstanding at June 30, 2021 and 20,828,813 shares issued and 17,905,861 outstanding at September 30, 2020	19	21
Additional paid-in capital	247,224	245,022
Treasury stock, at cost, 2,922,952 shares of Class B common stock, par value $0.001	(15,603)	(15,603)
Retained earnings	167,997	155,721
Total stockholders’ equity	399,673	385,195
Total liabilities and stockholders’ equity	$767,372	$628,114

Construction Partners, Inc.
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	For the Nine Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net income	$12,276	$22,745
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization of long-lived assets	36,011	29,065
Amortization of deferred debt issuance costs and debt discount	190	115
Unrealized (gain) loss on derivative instruments	(3,141)	1,989
Provision for bad debt	440	451
Gain on sale of equipment, net	(1,177)	(1,134)
Equity-based compensation expense	2,202	1,175
Earnings from investment in joint venture	(10)	(532)
Distribution of earnings from investment in joint venture	100	139
Deferred income taxes	—	(197)
Other non-cash adjustments	(57)	(12)
Changes in operating assets and liabilities, net of acquisition:
Contracts receivable including retainage, net	(32,975)	6,345
Costs and estimated earnings in excess of billings on uncompleted contracts	(7,897)	(3,574)
Inventories	(8,061)	(1,878)
Prepaid expenses and other current assets	(1,723)	3,867
Other assets	(4,123)	311
Accounts payable	16,789	(12,863)
Billings in excess of costs and estimated earnings on uncompleted contracts	(2,149)	3,396
Accrued expenses and other current liabilities	2,970	2,029
Other long-term liabilities	(331)	(23)
Net cash provided by operating activities, net of acquisitions	9,334	51,414
Cash flows from investing activities:
Purchases of property, plant and equipment	(39,588)	(41,535)
Proceeds from sale of equipment	2,361	2,182
Business acquisitions, net of cash acquired	(92,303)	(30,191)
Return of investment in joint venture	—	361
Net cash used in investing activities	(129,530)	(69,183)
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net of debt issuance costs and discount	199,198	42,719
Repayments of long-term debt	(92,850)	(26,874)
Net cash provided by financing activities	106,348	15,845
Net change in cash and cash equivalents	(13,848)	(1,924)
Cash and cash equivalents:
Beginning of period	148,316	80,619
End of period	$134,468	$78,695

Supplemental cash flow information:
Cash paid for interest	$1,950	$1,416
Cash paid for income taxes	$3,568	$5,600
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$1,089	$1,241
Cash paid for operating lease liabilities	$1,795	$2,464
Non-cash items:
Property, plant and equipment included with accounts payable at period end	$778	$1,073
Non-compete agreements to seller in business combination	$1,700	$—
Amounts payable to sellers in business combinations	$1,296	$—

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA represents net income before, as applicable from time to time, (i) interest expense, net, (ii) provision (benefit) for income taxes, (iii) depreciation, depletion and amortization of long-lived assets, (iv) equity-based compensation expense, (v) loss on the extinguishment of debt, (vi) certain management fees and expenses and (vii) nonrecurring legal settlement costs and associated legal expenses unrelated to the Company's core operations. Adjusted net income (loss) represents net income (loss) before nonrecurring legal settlement costs and associated legal expenses unrelated to the Company’s core operations, net of tax impact. These metrics are supplemental measures of our operating performance that are neither required by, nor presented in accordance with, GAAP. These measures have limitations as analytical tools and should not be considered in isolation or as an alternative to net income (loss) or any other performance measure derived in accordance with GAAP as an indicator of our operating performance. We present Adjusted EBITDA and Adjusted net income (loss) because management uses these measures as key performance indicators, and we believe that securities analysts, investors and others use these measures to evaluate companies in our industry. Our calculation of these measures may not be comparable to similarly named measures reported by other companies. Potential differences may include differences in capital structures, tax positions and the age and book depreciation of intangible and tangible assets. The following tables present a reconciliation of net income (loss), the most directly comparable measure calculated in accordance with GAAP, to Adjusted EBITDA for the periods presented:

Construction Partners, Inc.
Net Income to Adjusted EBITDA Reconciliation
Fiscal Quarters Ended June 30, 2021 and 2020
(unaudited, in thousands)

	For the Three Months Ended June 30,
	2021	2020
Net income (loss)	$9,340	$15,747
Interest expense, net	568	575
Provision for income taxes	4,600	4,772
Depreciation, depletion and amortization of long-lived assets	12,626	10,034
Equity-based compensation expense	1,347	390
Management fees and expenses (1)	412	355
Settlement of legal claim and associated legal expenses (2)	134	119
Adjusted EBITDA	$29,027	$31,992
(1) Reflects fees and reimbursement of certain out-of-pocket expenses under a management services agreement with an affiliate of SunTx Capital Partners, the Company’s controlling stockholder.
(2) Reflects legal expenses associated with a $3.2 million legal settlement unrelated to the Company’s core operations.
Construction Partners, Inc.
Net Income to Adjusted EBITDA Reconciliation
Fiscal Year Ended September 30, 2020
(in thousands)

Net income	$40,297
Interest expense, net	3,113
Provision for income taxes	12,760
Depreciation, depletion and amortization of long-lived assets	39,301
Equity-based compensation expense	1,570
Management fees and expenses (1)	1,403
Adjusted EBITDA	$98,444
(1) Reflects fees and reimbursement of certain out-of-pocket expenses under a management services agreement with an affiliate of SunTx Capital Partners, the Company’s controlling stockholder.

Construction Partners, Inc.
Net Income to Adjusted EBITDA Reconciliation
Fiscal Year 2021 Updated Outlook
(unaudited, in thousands)

	For the Fiscal Year Ending September 30, 2021
	Low	High
Net income	$32,500	$34,000
Interest expense, net	2,000	2,100
Provision for income taxes	12,650	13,150
Depreciation, depletion and amortization of long-lived assets	48,000	49,000
Equity-based compensation expense	3,500	3,600
Management fees and expenses (1)	1,950	2,000
Settlement of legal claim and associated legal expenses (2)	4,350	4,400
Adjusted EBITDA	$104,950	$108,250
(1) Reflects fees and reimbursement of certain out-of-pocket expenses under a management services agreement with an affiliate of SunTx Capital Partners, the Company’s controlling stockholder.
(2) Reflects a $3.2 million legal settlement unrelated to the Company’s core operations and associated legal expenses.
Construction Partners, Inc.
Net Income to Adjusted EBITDA Reconciliation
Fiscal Year 2021 Original Outlook (Prior to Update)
(unaudited, in thousands)

	For the Fiscal Year Ending September 30, 2021
	Low	High
Net income	$42,000	$46,500
Interest expense, net	2,500	2,700
Provision for income taxes	14,000	15,600
Depreciation, depletion and amortization of long-lived assets	47,600	50,200
Equity-based compensation expense	1,570	1,600
Management fees and expenses (1)	1,330	1,400
Adjusted EBITDA	$109,000	$118,000
(1) Reflects fees and reimbursement of certain out-of-pocket expenses under a management services agreement with an affiliate of SunTx Capital Partners, the Company’s controlling stockholder.

The following tables present a reconciliation of net income, the most directly comparable measure calculated in accordance with GAAP, to adjusted net income for the periods presented:

Construction Partners, Inc.
Net Income to Adjusted Net Income Reconciliation
Fiscal Quarters Ended June 30, 2021 and 2020
(unaudited, in thousands)

	For the Three Months Ended June 30,
	2021	2020
Net income	$9,340	$15,747
Settlement of legal claim	—	—
Legal fees associated with settlement of legal claim (1)	134	119
Adjusted net income (loss)	$9,474	$15,866
(1) Reflects legal expenses associated with a $3.2 million legal settlement unrelated to the Company’s core operations.

Construction Partners, Inc.
Net Income to Adjusted Net Income Reconciliation
Fiscal Year 2021 Updated Outlook
(unaudited, in thousands)

	For the Fiscal Year Ending September 30, 2021
	Low	High
Net income	$32,500	$34,000
Settlement of legal claim (1)	3,200	3,200
Legal fees associated with settlement of legal claim (2)	1,150	1,200
Adjusted net income	$36,850	$38,400
(1) Reflects a $3.2 million legal settlement unrelated to the Company’s core operations.
(2) Reflects legal expenses associated with a $3.2 million legal settlement unrelated to the Company’s core operations.